Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

___________________________________________

Banta Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	39-0148550
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
225 Main Street
Menasha, Wisconsin	54952
(Address of principal executive offices)	(Zip Code)

Banta Corporation 2005 Equity Incentive Plan
 (Full title of the plan)

Stephanie A. Streeter
Chairman of the Board,
President and Chief Executive Officer	Copy to:
Banta Corporation
225 Main Street	Jay O. Rothman
Menasha, Wisconsin 54952	Foley & Lardner LLP
(920) 751-7777	777 East Wisconsin Avenue
(Name, address and telephone number, including area	Milwaukee, Wisconsin 53202
code, of agent for service)	(414) 271-2400

___________________________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.10 par value	3,500,000 shares	$47.95	$167,825,000	$19,754

Common Stock Purchase Rights	3,500,000 rights	(2)	(2)	(2)

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Banta Corporation Common Stock as reported on the New York Stock Exchange on August 12, 2005.

(2)	The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

        The following documents filed by Banta Corporation (the “Company”) with the Commission are hereby incorporated herein by reference:

        1.     The Company’s Annual Report on Form 10-K for the year ended January 1, 2005.

        2.     The Company’s Quarterly Reports on Form 10-Q for the quarters ended April 2, 2005 and July 2, 2005.

        3.     The Company’s Current Reports on Form 8-K filed on February 15, 2005, April 18, 2005 and May 2, 2005.

        4.     The description of the Company common stock contained in Item 1 of the Company’s Registration Statement on Form 8-A, dated November 20, 1998, and any amendment or report filed for the purpose of updating such description.

        5.     The description of the Company’s common stock purchase rights contained in Item 1 of the Company’s Registration Statement on Form 8-A, and November 5, 2001, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

        Not applicable.

Item 5.   Interests of Named Experts and Counsel.

        Not applicable.

Item 6.   Indemnification of Directors and Officers.

        Pursuant to the Wisconsin Business Corporation Law and the Company’s By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Company’s By-laws is not exclusive of any other rights to which a director or officer may be entitled.

        The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

        Not Applicable.

Item 8.   Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

(4.1)	Restated Articles of Incorporation of Banta Corporation, as amended (incorporated by reference to Exhibit 19(b) to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1993)

(4.2)	By-laws of Banta Corporation, as amended (incorporated by reference to Exhibit 3.2 to Banta Corporation’s Current Report on Form 8-K dated on December 23, 2004)

(4.3)	Rights Agreement, dated as of November 5, 2001, between Banta Corporation and American Stock Transfer & Trust Company, as successor rights agent (incorporated by reference to Exhibit 4.1 to Banta Corporation’s Registration Statement on Form 8-A dated on November 5, 2001)

(4.4)	Amendment to Rights Agreement, dated as of September 30, 2002, among U.S. Bank, National Association, Banta Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2002)

(4.5)	Banta Corporation 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.6)	Form of Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.7)	Form of Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.3 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.8)	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(5)	Opinion of Foley & Lardner LLP

(23.1)	Consent of Ernst & Young LLP

Exhibit No.	Exhibit

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.   Undertakings.

        (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menasha, State of Wisconsin, on August 16, 2005.

BANTA CORPORATION
By:	/s/ Stephanie A. Streeter
Stephanie A. Streeter Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Stephanie A. Streeter and Ronald D. Kneezel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Stephanie A. Streeter	Chairman of the Board,	August 16, 2005
Stephanie A. Streeter	President, Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Geoffrey J. Hibner	Chief Financial Officer	August 16, 2005
Geoffrey J. Hibner	(Principal Financial Officer)

/s/ Jameson Adkins Baxter	Director	August 16, 2005
Jameson Adkins Baxter

Signature	Title	Date

/s/ John F. Bergstrom	Director	August 16, 2005
John F. Bergstrom

/s/ Henry T. DeNero	Director	August 16, 2005
Henry T. DeNero

/s/ David T. Gibbons	Director	August 16, 2005
David T. Gibbons

/s/ Paul C. Reyelts	Director	August 16, 2005
Paul C. Reyelts

/s/ Ray C. Richelsen	Director	August 16, 2005
Ray C. Richelsen

/s/ Michael J. Winkler	Director	August 16, 2005
Michael J. Winkler

EXHIBIT INDEX

    Exhibit No.        Exhibit

(4.1)	Restated Articles of Incorporation of Banta Corporation, as amended (incorporated by reference to Exhibit 19(b) to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1993)

(4.2)	By-laws of Banta Corporation, as amended (incorporated by reference to Exhibit 3.2 to Banta Corporation’s Current Report on Form 8-K dated on December 23, 2004)

(4.3)	Rights Agreement, dated as of November 5, 2001, between Banta Corporation and American Stock Transfer & Trust Company, as successor rights agent (incorporated by reference to Exhibit 4.1 to Banta Corporation’s Registration Statement on Form 8-A dated on November 5, 2001)

(4.4)	Amendment to Rights Agreement, dated as of September 30, 2002, among U.S. Bank, National Association, Banta Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2002)

(4.5)	Banta Corporation 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.6)	Form of Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.7)	Form of Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.3 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(4.8)	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Banta Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005)

(5)	Opinion of Foley & Lardner LLP

(23.1)	Consent of Ernst & Young LLP

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Documents incorporated by reference to filings made by Banta Corporation under the Securities Exchange Act of 1934, as amended, are under SEC File No. 001-14637.